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                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ULTICOM, INC.


     ULTICOM, INC., a New Jersey corporation since December 18, 1974, hereby amends and restates its Restated Certificate of Incorporation, as amended to date, pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act (as amended and/or hereafter restated from time to time, "NJBCA"), to read as follows:

                                 ARTICLE FIRST

     The name of the corporation is Ulticom, Inc. (the "Corporation").

                                 ARTICLE SECOND

     A. The current registered office of the Corporation within the State of New Jersey is 820 Bear Tavern Road, West Trenton, New Jersey 08628 and the current registered agent is The Corporation Trust Company.

     B. As of the date on which this Amended and Restated Certificate of Incorporation is filed by the Secretary of the State of the State of New Jersey (the "Filing Time"), there are six directors constituting the Board of Directors of the Corporation. The names and addresses of such directors are as follows:

          NAME                      ADDRESS
          ----                      -------

          Kobi Alexander            170 Crossways Park Drive
                                    Woodbury, NY 11797

          William F. Sorin          823 Park Avenue
                                    New York, NY 10021

          Shawn K. Osborne          1020 Briggs Road
                                    Mount Laurel, NJ 08054

          David Kreinberg           170 Crossways Park Drive
                                    Woodbury, NY 11797

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          Paul D. Baker             170 Crossways Park Drive
                                    Woodbury, NY 11797

          Yaacov Koren              170 Crossways Park Drive
                                    Woodbury, NY 11797



                                 ARTICLE THIRD

     The Corporation is authorized to issue two hundred ten million (210,000,000) shares, with no par value, divided into: two hundred million (200,000,000) shares of common stock and ten million (10,000,000) shares of undesignated stock ("Undesignated Stock" or "Undesignated Shares"), all of which shares shall have the relative rights, preferences, and limitations required by applicable law and as set forth in this certificate of incorporation.

     A. The Board of Directors of the Corporation is hereby expressly authorized to amend the certificate of incorporation to divide the Undesignated Shares of the Corporation into one or more classes of common or preferred stock, and to further divide any classes or any existing classes of Undesignated Stock designated as preferred stock ("preferred stock") into series, and to determine the designations, numbers, relative rights, preferences and limitations of such preferred stock. The authority of the Board of Directors with respect to establishing the designations, numbers, relative rights, preferences and limitations of each class or series of Undesignated Stock designated as preferred stock shall include, but shall not be limited to, determining the following:

               (i) the designation of such class or series, the number of shares to constitute such class or series and the stated value if different from the par value thereof;

               (ii) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

               (ii) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of common or preferred stock, as the case may be;

               (iv) whether the shares of such class or series shall be subject to redemption either by the corporation or the holders thereof, and, if so, the times, prices and other conditions of such redemption;

               (v) the amount or amounts payable to the holders of shares of such class

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     or series upon, and rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

               (vi) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

               (vi) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of common or preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

               (vi) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, shares of stock of any other class or any other series of common or preferred stock;

               (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock, including additional shares of such class or series or any other class or series of common or preferred stock; and

               (x) any other relative rights, preferences and limitations.

To the maximum extent permitted by applicable law, the relative rights, preferences and limitations of each class or series of preferred stock may differ from those of any and all other classes or series of preferred stock. All shares of any one series of preferred stock and all shares of any one class of preferred stock (except for differences, to the maximum extent permitted by applicable law, between shares of a different series within a class), shall be identical in all respects with all other shares of such series or class, as applicable, except that shares of any one series or class, as the case may be, issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

     B. The Board of Directors of the Corporation is hereby expressly authorized to amend the certificate of incorporation to change the designations, numbers, relative rights, preferences and limitations of any authorized but unissued shares of Undesignated Stock designated as preferred stock.

                                 ARTICLE FOURTH

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     The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the NJBCA.

                                 ARTICLE FIFTH

     The Board of Directors shall have the power to make, alter and repeal by-laws of the Corporation, but by-laws made by the Board of Directors may be altered or repealed, and the new by-laws may be made, by the shareholders.

                                 ARTICLE SIXTH

     Officers and directors of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for the breach of any duty owed to the Corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the NJBCA. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director or officer of the Company with respect to any matter which occurred, or any cause of action, suit or claim which, but for this Article, would have accrued or arisen, prior to such amendment, repeal or adoption.

                                ARTICLE SEVENTH

     Every person (a) who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, or the legal representative of any such director, officer, employee or agent (b) who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Corporation, or of any such corporation absorbed by the Corporation in a consolidation or merger, or the legal representative of any such director, officer, trustee, employee or agent (each such person referred to in clause (a) or (b) a "Corporate Agent") shall be indemnified by the Corporation to the fullest extent allowed by law, including but not limited to the indemnification permitted by Section 14A:3-5(8) of the NJBCA, against all expenses and liabilities in connection with any proceeding involving such Corporate Agent by reason of his being or having been such a Corporate Agent. During the pendency of any such proceeding, the Corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by the Corporate Agent in connection with the proceeding, subject to the receipt by the Corporation of an undertaking as required by law. No elimination of or amendment to this Article Seventh shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to such elimination or amendment. Notwithstanding the preceding provisions of this Article Seventh (a) no Corporate Agent shall be entitled to indemnification if he or she settles any such matter without the prior written consent of the Corporation and (b) the Corporation shall have the right to defend any such Corporate Agent in respect of any claim made by the Corporate Agent for indemnification, except to the extent there exists a conflict of interest between the Corporation and such Corporate Agent with respect to such claim.

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     IN WITNESS WHEREOF, the undersigned does hereby certify that this Amended and Restated Certificate of Incorporation, which both restates and amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation in effect immediately prior to the Filing Time, was duly adopted in accordance with the provisions of Sections 14A:9-2(4) and 14A:9-5 of the NJBCA and by written consent of all of the shareholders of the Corporation in accordance with Section 14A:5-6 of the NJBCA.

Dated: March 8, 2000

                              ULTICOM, INC.



                              By: /s/ SHAWN OSBORNE
                                 ---------------------------
                              Name:  Shawn Osborne
                                     Title: President

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